SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 26, 2008

SI International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

12012 Sunset Hills Road
8th Floor
Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (703) 234-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 26, 2008, with the permission of the Committee on Foreign Investment in the United States (“CFIUS”), SI International, Inc., a Delaware corporation (the “Company”) and Serco Inc., a New Jersey Corporation (“Serco”) withdrew and resubmitted their Joint Voluntary Notice filed on October 31, 2008 under Section 721 of the Defense Production Act of 1950, as amended by Section 5021 of the Omnibus Trade and Competitiveness Act of 1988 and subsequent amendments in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated August 26, 2008, by and among the Company, Serco Group plc, a public limited company organized under the laws of England and Wales (“Serco Group”), Serco, and Matador Acquisition Corporation, a Delaware corporation and wholly-owed subsidiary of Serco Inc. (the “Merger Agreement”), in order to provide for up to 30 additional days of CFIUS review.  The Company and Serco had originally filed their Joint Voluntary Notice on October 1, 2008, but withdrew and resubmitted it on October 31, 2008 with the permission of CFIUS in order to provide CFIUS with additional time to review the Joint Voluntary Notice.  The current 30-day CFIUS review period will close on December 29, 2008 and CFIUS may complete its review at any time during this period.  Successful completion of the CFIUS review process is one of the closing conditions set forth in the Merger Agreement.  The merger continues to be subject to other customary closing conditions.  The Company continues to believe that the merger will be consummated during the fourth quarter of 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

	By:	/s/ Thomas E. Dunn
Name: Thomas E. Dunn
Title: Chief Financial Officer

Date: December 1, 2008